Exhibit 10.4
Execution Version
EQUITY PLEDGE AGREEMENT
THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) dated as of this 24th day of October, 2008, between MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), MAIN STREET EQUITY INTERESTS, INC., a Delaware corporation (“MSEI” and together with the Borrower, the “Pledgors” and each, a “Pledgor”), and BRANCH BANKING AND TRUST COMPANY (“BB&T”), acting as agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H
WHEREAS, the Administrative Agent and the Lenders (as defined in the Credit Agreement) have agreed to extend credit to Borrower pursuant to the terms of that certain Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Pledgors, the other Guarantors, the Administrative Agent, the Lenders signatory thereto and BB&T Capital Markets, as Lead Arranger;
WHEREAS, the Pledgors may from time to time enter into or guarantee one or more Hedge Transactions (as defined in the Credit Agreement) with the Hedge Counterparties (as defined in the Credit Agreement);
WHEREAS, each Pledgor beneficially and legally owns the limited liability company membership interests, limited partnership interests, stock and other equity interests in the Guarantor and/or the other Loan Parties and the Subsidiaries (as each such term is defined in the Credit Agreement) described on Schedule I attached hereto (the “Pledged Entities”); and
WHEREAS, it is a condition of the Lenders’ agreement to extend credit to Borrower pursuant to the Credit Agreement that the Administrative Agent, on behalf of the Secured Parties (as defined in the Credit Agreement), receive a pledge of the Collateral (as defined below) hereunder by Pledgors’ execution and delivery of this Agreement to secure: (a) the due and punctual payment by Borrower of: (i) the principal of and interest on the Notes (including, without limitation, any and all Revolver Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by any Pledgor under the Credit Agreement, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of any Pledgor to the Secured Parties under the Credit Agreement and the other Loan Documents to which any Pledgor is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of any Pledgor under the Credit Agreement and the other Loan Documents to which such Pledgor is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations (as defined in the Credit Agreement) arising under Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of any Pledgor, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of any Pledgor as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by each Pledgor with all of the terms, conditions and agreements contained in any Hedging Agreements and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of Pledgors and the Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of Pledgors and the Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (all of the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
SECTION 1. Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
SECTION 2. Pledge; Perfection.
(a) As collateral security for the due and punctual payment of the Obligations, each Pledgor hereby pledges, hypothecates, delivers and assigns and grants unto Administrative Agent, as agent for itself and the Secured Parties, a security interest (which security interest shall constitute a first priority security interest), in all of Pledgor’s membership interests, limited partnership interests, common stock and other equity interests in the Pledged Entities and all securities instruments or other rights convertible into or exercisable for the foregoing (the “Equity Interests”), together with all proceeds, profits, interests, capital accounts, accounts, contract rights, general intangibles, deposits, funds, dividends, distributions, rights to dividends, rights to distributions, including both distributions of money and of property, and other rights, claims and interests relating to or arising out of Pledgor’s Equity Interests, now owned or hereafter acquired, in the Pledged Entities, together with any and all replacements or substitutions for or proceeds of all of the foregoing (collectively, the “Collateral”); provided that, notwithstanding anything herein to the contrary, Collateral shall not include, and the security interest herein shall not attach to, (i) the Equity Interests issued by the entities identified as Small Business Investment Corporations on Schedule I, (ii) any outstanding Equity Interests of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote or (iii) any property rights in Equity Interests (other than Equity Interests issued by any Subsidiary), or any Operating Documents of any issuer of such Equity Interests to which Pledgor is a party, or any of its rights or interests thereunder, if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Pledgor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such property rights or Operating Documents (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) of any relevant jurisdiction or any other Applicable Law (including the Bankruptcy Code) or principals of equity) (the Equity Interests described in foregoing clauses (i) through (iii), the “Excluded Equity Interests”); provided further that, (x) immediately upon any amendment, modification or repeal of the Restrictive Provisions to allow the pledge of any Excluded Equity Interests of the type described in clause (i), the Collateral shall include, and the security interest granted hereunder shall attach to, such Equity Interests that are no longer subject to such Restrictive Provisions and (y) until such time as attachment occurs with respect to any Excluded Equity Interest of the type described in clause (i) or (iii), references in this Agreement to “Pledged Entities” shall be deemed not to include the issuers of such Excluded Equity Interest.
This Agreement is not intended to place Administrative Agent or any Secured Party in a position of being a member, shareholder or partner of any Pledged Entity, but is intended to grant Administrative Agent, on behalf of the Secured Parties, a lien on and security interest in Pledgor’s Equity Interests in the Pledged Entities including, without limitation, any and all of the Collateral but specifically excluding any general partnership interests.
(b) Each Pledgor hereby delivers to the Administrative Agent (or to the Collateral Custodian as its agent and bailee), on behalf of the Secured Parties, including itself, herewith all certificates, instruments and documents, if any, representing the Equity Interests in the Pledged Entities to be held by the Administrative Agent as Collateral, together with a transfer power in blank duly executed by Pledgor.
SECTION 3. Representations and Warranties. Each Pledgor hereby represents and warrants, as of the date hereof and each day on which a Borrowing is made, that:
(a) Pledgor has all requisite power and authority to enter into this Agreement, to grant a security interest in the Collateral for the purposes described in Section 2 and to carry out the transactions contemplated by this Agreement;
(b) No approval of or consent from any person or entity (other than the acknowledgement and consent of any Pledged Entity which is a Subsidiary as evidenced by its signature hereto) is required in connection with the execution and delivery by Pledgor of this Agreement, the granting and perfection of the security interests in the Collateral, or the carrying out of the transactions contemplated by this Agreement (including the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof);

(c) Pledgor is the record and beneficial owner of the Collateral as of the date hereof;
(d) All of the Collateral is owned by Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such Collateral or the proceeds thereof, except for the security interest granted to the Administrative Agent on behalf of the Secured Parties hereunder, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance of sale of, any Equity Interests;
(e) The execution, delivery and performance by Pledgor of this Agreement do not and will not contravene or constitute a default under or result in any violation of any agreement (including, without limitation, the operating or partnership agreement of any Pledged Entity), indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;
(f) On each Representation Date (as defined in the Security Agreement), Schedule I hereto (as such schedule may be amended or supplemented from time to time pursuant to the terms of this Agreement) sets forth all of the issued and outstanding Equity Interests held by Pledgor and such Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the respective Pledged Entities indicated on Schedule I.
(g) Each Pledged Entity is a limited liability company, limited partnership or corporation duly formed, validly existing and in good standing as such under the laws of the jurisdiction of its organization as set forth on Schedule I hereto, and the execution and delivery of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Uniform Commercial Code filings set forth in paragraph (h) below) and do not contravene, or constitute a default under, the operating agreement, partnership agreement, charter or by-laws of any Pledged Entity;
(h) Upon filing of a Uniform Commercial Code Financing Statement with the U.C.C. records of the Secretary of State of the state of organization of each Pledgor, this Agreement creates and grants a valid lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of such Pledgor which would include the Collateral;
(i) A true, correct and complete copy of the operating agreement, limited partnership agreement, charter and by-laws, as the case may be, of each Pledged Entity (together with all amendments thereto) has been provided to the Administrative Agent;

(j) to the extent that any limited liability company interests or partnership interests pledged as Collateral are or represent issuers that have opted to be treated as securities under the applicable U.C.C., the certificates representing such securities have been delivered to the Administrative Agent (or to the Collateral Custodian as its agent and bailee), and no limited liability company interests or partnership interests pledged as Collateral are dealt in or traded on securities exchanges or markets; and
(k) None of the Equity Interests constitutes Margin Stock.
SECTION 4. Voting Rights; Distributions, Etc.
(a) So long as no Event of Default, as defined in the Credit Agreement, shall have occurred and be continuing:
(i)
Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers relating or pertaining to the Collateral or any part thereof, provided, however, that no vote shall be cast or right exercised or other action taken which would (x) impair the Collateral or any portion thereof or the rights and remedies of the Administrative Agent under the Loan Documents, or (y) have or would reasonably be expected to have a material adverse effect on the Collateral or any material part thereof or (z) result in any violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document,

(ii)
except to the extent limited by this Agreement, the Credit Agreement or any other Loan Document, each Pledgor shall be entitled to receive and retain any and all cash dividends or cash distributions payable on the Collateral, but any and all equity interests and/or liquidating dividends, distributions in property, returns of capital, or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, or reclassification of the outstanding ownership units or other interests of the Pledged Entities or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any Pledged Entity may be a party or otherwise, and any and all cash and other property received in redemption of or in exchange for any Collateral (either upon call for redemption or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Administrative Agent (accompanied by proper instruments of assignment and/or powers of attorneys executed by Pledgor) to be held subject to the terms of this Agreement;

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and/or other consensual rights and powers that Pledgor is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the payments that Pledgor is authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of the Secured Parties, who shall have the sole and exclusive right and authority to exercise such voting and/or other consensual rights and powers and/or to receive and retain such payments; provided, that nothing herein shall obligate Administrative Agent to exercise such voting and/or other consensual rights, all such action in such regard being solely in Administrative Agent’s or Secured Parties’ discretion. Any and all money and other property paid over to or received by Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.
SECTION 5. Covenants. Each Pledgor hereby covenants that until such time as the Obligations shall have been indefeasibly paid in full:
(a) Pledgor will not, without the prior written consent of the Administrative Agent, sell, convey, assign, or otherwise dispose of, or grant any option with respect to, all or any part of the Collateral or any interest therein, except that Pledgor shall be permitted to receive and dispose of distributions to the extent permitted by Section 4 (a)(ii) above; nor will Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever with respect to all or any part of the Collateral or the proceeds thereof, other than that created hereby; nor will Pledgor amend or terminate, or waive any default under or breach of the terms of the operating agreement, limited partnership agreement or charter of any Pledged Entity or consent to or permit any amendment, termination or waiver thereof, except as not otherwise prohibited under the Loan Documents and to the extent such action does not and would not reasonably be likely to have a material adverse effect with respect to the Pledged Entity or the Collateral; nor will Pledgor enter into any contractual obligations that restrict or inhibit, or which would reasonably be expected to restrict or inhibit, the Administrative Agent’s rights or ability to vote or sell or otherwise dispose of the Collateral or any part thereof after an Event of Default; nor will Pledgor consent to or permit the issuance of any additional Equity Interests in any Pledged Entity (unless pledged to Administrative Agent hereunder), or any securities or instruments exercisable or exchangeable for Equity Interests in any Pledged Entity or otherwise representing any right to acquire any Equity Interest in any Pledged Entity or any general partnership interests in any Pledged Entity that is a limited partnership.
(b) Pledgor will not permit any Pledged Entity to change its entity form or, except as permitted under the Credit Agreement, merge into or consolidate into any other entity and will give to Administrative Agent not less than 20 days’ prior written notice of (i) any change in the name of any Pledgor or the name of any Pledged Entity or (ii) any change in the location of the principal place of business (or, in the case of an individual Pledgor, the principal residence) of Pledgor or any Pledged Entity; provided that Pledgor shall not permit any change described in the preceding clauses (i) and (ii) unless Pledgor shall have taken all actions necessary or reasonably requested by the Administrative Agent to maintain the continuance, validity, perfection and the same or better priority of the Administrative Agent in the Collateral.

(c) Pledgor will, at Pledgor’s own expense, defend Administrative Agent’s and Secured Parties’ right, title, special property and security interest in and to the Collateral and any distributions with respect thereto against the claims of any Person (other than the holders of Permitted Encumbrances).
(d) Pledgor will comply with all its obligations under any limited liability company or partnership agreement relating to the Equity Interests and will preserve and protect the Collateral.
(e) Pledgor will promptly pay and discharge before the same become delinquent, all taxes, assessments and governmental charges or levies imposed on Pledgor or the Collateral, except for taxes timely disputed in good faith, for which adequate reserves have been made.
(f) The Secured Parties shall have the right, upon request on the terms set forth in Section 5.02 of the Credit Agreement, to review, examine and audit the books and records of any Pledged Entity and of Pledgor with regard to the Collateral and any distributions with respect thereto.
(g) Pledgor consents to the transfer pursuant to the collateral assignment, pledge or grant of security interest in any limited liability company or partnership interest pledged as Collateral to the Administrative Agent or its nominee and, following the occurrence and during the continuance of an Event of Default, consents to the transfer of any such interests to and the admission of the Administrative Agent or its nominee as a member in any limited liability company or partner in any partnership, as the case may be, with all the rights and powers related thereto.
(h) In the event that Pledgor acquires rights in any Equity Interests after the date of this Agreement, Pledgor shall deliver to the Administrative Agent, on or before the Reporting Date (as defined in the Security Agreement) immediately following the end of the Fiscal Quarter during which it acquires any such rights, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, reflecting such new Equity Interests and all other Equity Interests. Notwithstanding the foregoing it is understood and agreed that the security interest of the Administrative Agent shall attach to all such newly acquired Equity Interests immediately upon Pledgor’s acquisition of rights therein and shall not be affected by the failure of Pledgor to deliver such supplement.
SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, in addition to the exercise by Administrative Agent of its rights and remedies under any other Section of this Agreement or under the Credit Agreement or any other agreement relating to the Obligations or otherwise available to it at law or in equity:
(a) declare the principal of and all accrued interest on and any other amounts owing with respect to the Obligations immediately due and payable, without demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notices of any kind, and

(b) exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time and sell (in compliance with applicable laws, including securities laws) the Collateral, or any part thereof, at public or private sale, at any broker’s board, upon any securities exchange, or elsewhere, for cash, upon credit, or for future delivery, as Administrative Agent may deem appropriate in the circumstances and commercially reasonable. Administrative Agent shall have the right to impose limitations and restrictions on the sale of the Collateral as Administrative Agent may deem to be necessary or appropriate to comply with any law, rule, or regulation (Federal, state, or local) having applicability to the sale, including, but without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Administrative Agent shall be authorized at any such sale (if it deems it necessary or advisable to do so) to restrict the prospective offerees or purchasers to Persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws and Pledgor hereby waives, to the maximum extent permitted by law, any claim arising because the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale, Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Administrative Agent shall give Pledgor at least ten (10) days’ prior written notice of its intention to make any such public or private sale. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Administrative Agent may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Administrative Agent may determine, and Administrative Agent may itself bid (which bid may be in whole or in part in the form of cancellation of the Obligations) for and purchase the whole or any part of the Collateral. Administrative Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made to any Person other than the Administrative Agent or any Lender on credit or for future delivery, the Collateral so sold may be retained by Administrative Agent until the sale price is paid by the purchaser or purchasers thereof. Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Pledgor hereby agrees that any sale or disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in the city and state where Administrative Agent is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) Pledgor recognizes that the Administrative Agent and Secured Parties may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Administrative Agent has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall not be deemed to have not been made in a commercially reasonable manner solely as a result of being a private sale. If any consent, approval, or authorization of any federal, state, municipal, or other governmental department, agency, or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Pledgor will execute all applications and other instruments as may be required in connection with securing any such consent, approval, or authorization and will otherwise use its best efforts to secure the same. In addition, if the Collateral is disposed of pursuant to Rule 144, Pledgor agrees to complete and execute a Form 144, or comparable successor form, at the Administrative Agent’s request; and Pledgor agrees to provide any material adverse information in regard to the current and prospective operations of each Pledged Entity of which Pledgor has knowledge and which has not been publicly disclosed, and Pledgor hereby acknowledge that Pledgor’s failure to provide such information may result in criminal and/or civil liability.
SECTION 7. Application of Proceeds of Sale. The proceeds of sale of the Collateral sold pursuant to Section 6 hereof shall be applied by Administrative Agent as set forth in Section 6.04 of the Credit Agreement.
SECTION 8. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Administrative Agent as Pledgor’s attorney-in-fact, effective during the continuance of an Event of Default, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend or other distribution payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for same.

SECTION 9. Responsibility. Notwithstanding the provisions of Section 4(b) hereof, Administrative Agent shall have no duty to exercise any voting and/or other consensual rights and powers becoming vested in Administrative Agent with respect to the Collateral or any part thereof, to exercise any right to redeem, convert, or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend or any other distribution payable or distributable on or with respect to the Collateral or any part thereof, or otherwise to preserve any rights in respect of the Collateral against any third parties.
SECTION 10. No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Administrative Agent hereunder are cumulative and are not exclusive of any other remedies available to Administrative Agent at law or in equity.
SECTION 11. Termination. This Agreement shall terminate upon the complete performance of each Loan Party’s obligations under each Loan Document and the final and indefeasible payment in full of the Obligations. Upon termination of this Agreement, Administrative Agent shall reassign and redeliver (or cause to be reassigned or redelivered) to Pledgor such Collateral (if any) as shall not have been sold or otherwise applied by Administrative Agent pursuant to the terms hereof and as shall still be held by it hereunder together with appropriate instruments of assignment and release.
SECTION 12. Notices. Any notice or communication required or permitted hereunder shall be given in the manner prescribed in the Credit Agreement to such Person at its address set forth in the Credit Agreement or on Schedule I to this Agreement.
SECTION 13. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Administrative Agent and the Secured Parties their rights, powers and remedies hereunder. Each Pledgor hereby authorizes Administrative Agent to file one or more Uniform Commercial Code financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral. Each Pledgor will execute and deliver to the Administrative Agent (or to the Collateral Custodian as its agent and bailee) all assignments, endorsements, powers, hypothecations, and other documents required at any time and from time to time by the Administrative Agent with respect to the Collateral in order to effect the purposes of this Agreement. If any Pledgor shall become entitled to receive or shall receive with respect to the Collateral any: (i) certificate (including, but without limitation, any certificate representing a dividend or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off); (ii) option, warrant or right, whether as an addition to, in substitution of, in exchange for the Collateral, or otherwise; (iii) dividends or distributions payable in property, including, without limitation, securities issued by any person other than the issuer of the Collateral; or (iv) dividends or distributions on dissolution, or in partial or total liquidation, or from capital, capital surplus, or paid-in surplus, then, Pledgor shall accept any such instruments or distributions as the Administrative Agent’s agent, shall receive them in trust for the Administrative Agent, and shall deliver them forthwith to the Administrative Agent (or to the Collateral Custodian as its agent and bailee) in the exact form received with, as applicable, Pledgor’s endorsement when necessary or appropriate undated stock or bond powers duly executed in blank, to be held by the Administrative Agent (or to the Collateral Custodian as its agent and bailee), subject to the terms hereof, as further collateral security for the Obligations.

SECTION 14. Binding Agreement. This Agreement and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.
SECTION 15. Modification. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged, or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by the parties hereto.
SECTION 16. Severability. In case any lien, security interest, or other right of Administrative Agent hereunder shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, and/or unenforceability shall not affect any other lien, security interest, or other right of Administrative Agent hereunder.
SECTION 17. Governing Law. This Agreement (including matters of construction, validity, and performance) , the rights, remedies, and obligations of the parties with respect to the Collateral to the extent not provided for herein, and all matters concerning the validity, perfection, and the effect of non-perfection of the pledge contemplated hereby, shall be governed by and construed in accordance with the laws of the State of North Carolina or other mandatory applicable laws. Notwithstanding anything herein, EACH PLEDGOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN IN ANY ACTION TAKEN BY ADMINISTRATIVE AGENT RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF. EACH PLEDGOR FURTHER AGREES THAT ANY ACTION TAKEN BY PLEDGOR RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF SHALL BE TAKEN IN SAID COURTS AND SHALL NOT BE TAKEN IN ANY OTHER JURISDICTION. PLEDGOR RECOGNIZES THAT THIS COVENANT IS AN ESSENTIAL PROVISION OF THIS AGREEMENT, THE ABSENCE OF WHICH WOULD MATERIALLY ALTER THE CONSIDERATION GIVEN BY ADMINISTRATIVE AGENT AND SECURED PARTIES TO PLEDGOR.
SECTION 18. Duties of Administrative Agent. The Administrative Agent has been appointed by the Secured Parties pursuant to the Credit Agreement. Its duties to the Secured Parties, powers to act on behalf of the Secured Parties, and immunity are set forth solely therein, and shall not be altered by this Security Agreement. Any amounts realized by the Administrative Agent hereunder shall be allocated pursuant to Section 6.04 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

MAIN STREET CAPITAL CORPORATION
By:	/s/ Todd A. Reppert
	Name:	Todd A. Reppert
	Title:	President and Chief Financial Officer

ADMINISTRATIVE AGENT: BRANCH BANKING AND TRUST COMPANY, as Administrative Agent for itself and the other Secured Parties
By:	/s/ Gregory Drabik
	Name:	Gregory Drabik
	Title:	Vice President

MAIN STREET EQUITY INTERESTS, INC.
By:	/s/ Rodger Stout
Rodger Stout
Vice President

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